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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the inclusion in this registration statement on Form S-8 our report dated February 11, 1999 (except for Note 18 for which the date is March 15, 1999), on our audit of the financial statements of Harris, Webb & Garrison, Inc. at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 incorporated by reference in this registration statement.

                                                   /s/ Cheshier & Fuller, L.L.P.

                                                       CHESHIER & FULLER, L.L.P.

Dallas, Texas
August 9, 2000